Registration No. 333-

As filed with the Securities and Exchange Commission on June 30, 2016

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE

SECURITIES ACT OF 1933

CHRISTOPHER & BANKS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	06-1195422 (I.R.S. Employer Identification No.)

2400 Xenium Lane North
Plymouth, Minnesota 55441
(Address of principal executive offices,
including zip code)

Christopher & Banks Corporation 2013 Directors’ Equity Incentive Plan

(Full title of the plan)

Luke R. Komarek, Esq.
Senior Vice President, General Counsel and Corporate Secretary
Christopher & Banks Corporation
2400 Xenium Lane North
Plymouth, Minnesota 55441
(763) 551-5000
(Name, address and telephone number,
including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒

Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee
Common Stock, par value $0.01 per share	500,000	$2.13	$1,065,000	$107.25

(1)         Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement covers any additional shares of Christopher & Banks Corporation common stock that may be granted under the Christopher & Banks Corporation 2013 Directors’ Equity Incentive Plan to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)         Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h)(1) and (c) under the Securities Act, based upon the average of the high and low sales prices of Christopher & Banks Corporation common stock as reported by the New York Stock Exchange on June 27, 2016.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 500,000 shares of our common stock to be issued pursuant to the Christopher & Banks Corporation 2013 Directors’ Equity Incentive Plan (the “2013 Plan”).

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.                                                         Plan Information.

See Item 2 below.

Item 2.                                                         Registrant Information and Employee Plan Annual Information.

The documents containing the information specified in Part I of this Registration Statement on Form S-8 will be sent or given to participants in the 2013 Plan as specified by Rule 428(b)(1) under the Securities Act.  Such documents are not required to be, and are not being, filed with the Securities and Exchange Commission (the “SEC”), either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.  Such documents, together with the documents incorporated by reference herein pursuant to Item 3 of Part II of this Registration Statement on Form S-8, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.  We will provide without charge to any person, upon written or oral request of such person, a copy of each document incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in the Prospectus as set forth in Form S-8), other than exhibits to such documents that are not specifically incorporated by reference, the other documents required to be delivered to eligible employees pursuant to Rule 428(b) under the Securities Act and additional information about the 2013 Plan.  Requests should be directed to the Corporate Secretary of Christopher & Banks Corporation, 2400 Xenium Lane North, Plymouth, Minnesota 55441, telephone number (763) 551-5000.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.                                                         Incorporation of Documents by Reference.

The following documents, which have been filed with the SEC by Christopher & Banks Corporation (“we,” “us,” “our” or “Christopher & Banks”), are incorporated by reference into this Registration Statement:

(a)                                 Our Annual Report on Form 10-K for the fiscal year ended January 30, 2016, as amended;

(b)                                 Our Quarterly Report on Form 10-Q for the period ended April 30, 2016;

(c)                                  Our Current Reports on Form 8-K filed but not furnished with the SEC after January 30, 2016; and

(d)                                 The description of our common stock contained in any registration statement or report filed by us under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date hereof, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the respective dates of the filing of such documents.

Item 4.                                                         Description of Securities.

Not applicable.

Item 5.                                                         Interests of Named Experts and Counsel.

Not applicable.

Item 6.                                                         Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law, as amended, provides that, under certain circumstances, a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at its request in such capacity in another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

The Eighth Article of our Restated Certificate of Incorporation provides that a director will not be liable to Christopher & Banks or its stockholders for monetary damages for a breach of a fiduciary duty as a director, except for liability: (1) for any breach of the director’s duty of loyalty to Christopher & Banks or its stockholders, (2) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (3) under the Delaware statutory provision making directors personally liable for unlawful payment of dividends or unlawful stock repurchases or redemptions, or (4) for any transaction from which the directors derived an improper personal benefit.

The Ninth Article of our Restated Certificate of Incorporation provides that our officers and directors will be indemnified to the full extent permitted by Section 145 of the Delaware General Corporation Law, as amended, and Article V, Section 2 of our Seventh Amended and Restated By-Laws provides that our officers and directors will be indemnified to the full extent permitted by law.

We maintain directors’ and officers’ liability insurance which covers certain liabilities and expenses of our directors and officers and covers Christopher & Banks for reimbursement of payments to directors and officers in respect of such liabilities and expenses.

We enter into indemnification agreements with each of our directors and certain of our officers.  The indemnification agreements provide that we shall, subject to certain exceptions, indemnify and pay or advance the costs of defense of a director or officer who is made or threatened to be made a party to a proceeding by reason of their former or present official capacities with Christopher & Banks or our subsidiaries.

Item 7.                                                         Exemption from Registration Claimed.

Not applicable.

Item 8.                                                         Exhibits.

3.1

Restated Certificate of Incorporation of Christopher & Banks Corporation (incorporated herein by reference to Exhibit 4.1 to Registration Statement on form S-8 (Registration No. 333-174509) filed May 26, 2011).

3.2

Seventh Amended and Restated By-Laws of Christopher & Banks Corporation, effective December 20, 2013 (incorporated herein by reference to Exhibit 3.1 to Current Report on Form 8-K filed December 24, 2013).

3.3

First Amendment to Seventh Amended and Restated By-Laws of Christopher & Banks Corporation, effective February 24, 2016 (incorporated herein by reference to Exhibit 3.1 to Current Report on Form 8-K filed February 29, 2016).

4.1

Form of certificate for shares of common stock of Christopher & Banks Corporation (incorporated herein by reference to Exhibit 4.1 to Quarterly Report on Form 10-Q for the fiscal quarter ended August 28, 2010 filed October 7, 2010).

4.2	Christopher & Banks Corporation 2013 Directors’ Equity Incentive Plan, effective as of June 27, 2013, as amended June 30, 2016.*

5.1	Opinion of Dorsey & Whitney LLP.*

23.1	Consent of Dorsey & Whitney LLP (included in Exhibit 5.1).*

23.2	Consent of Independent Registered Public Accounting Firm, KPMG LLP.*

24.1	Powers of Attorney.*

*Filed herewith.

Item 9.                                                         Undertakings.

(a)                                 The undersigned registrant hereby undertakes:

(1)                                 To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)                                     To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii)                                  To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.  Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)                               To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)                                 That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)                                 To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)                                 The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)                                  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Plymouth, State of Minnesota, on the 30th day of June, 2016.

CHRISTOPHER & BANKS CORPORATION

By:	/s/ Luke R. Komarek
Luke R. Komarek
Senior Vice President, General Counsel

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 30th day of June, 2016.

	Signature	Title

	*	President, Chief Executive Officer and Director
	LuAnn Via	(Principal Executive Officer)

	*	Executive Vice President, Chief Operating Officer and Chief Financial Officer
	Peter G. Michielutti	(Principal Financial Officer and Principal Accounting Officer)

	*	Non-Executive Chair and Director
Lisa W. Wardell

	*	Director
Jonathan Duskin

	*	Director
Seth Johnson

	*	Director
Kent Kleeberger

	*	Director
William F. Sharpe, III

	*	Director
Laura Weil

*By:	/s/ Luke R. Komarek
Luke R. Komarek
Attorney-in-Fact

Exhibit Index

3.1

Restated Certificate of Incorporation of Christopher & Banks Corporation (incorporated herein by reference to Exhibit 4.1 to Registration Statement on form S-8 (Registration No. 333-174509) filed May 26, 2011).

3.2

Seventh Amended and Restated By-Laws of Christopher & Banks Corporation, effective December 20, 2013 (incorporated herein by reference to Exhibit 3.1 to Current Report on Form 8-K filed December 24, 2013).

3.3

First Amendment to Seventh Amended and Restated By-Laws of Christopher & Banks Corporation, effective February 24, 2016 (incorporated herein by reference to Exhibit 3.1 to Current Report on Form 8-K filed February 29, 2016).

4.1

Form of certificate for shares of common stock of Christopher & Banks Corporation (incorporated herein by reference to Exhibit 4.1 to Quarterly Report on Form 10-Q for the fiscal quarter ended August 28, 2010 filed October 7, 2010).

4.2	Christopher & Banks Corporation 2013 Directors’ Equity Incentive Plan, effective as of June 27, 2013, as amended June 30, 2016.*

5.1	Opinion of Dorsey & Whitney LLP.*

23.1	Consent of Dorsey & Whitney LLP (included in Exhibit 5.1).*

23.2	Consent of Independent Registered Public Accounting Firm, KPMG LLP.*

24.1	Powers of Attorney.*

*                 Filed herewith.